EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2021 Earnings and Quarterly Dividend

Columbus, Ohio — January 24, 2022

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2021 of $30.1 million, or $0.24 per diluted share. This represents a decrease of $5.0 million, or 14.3%, compared to the same quarter last year when net income was $35.1 million, or $0.28 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2021 were 7.65% and 0.82% compared to 9.00% and 1.01% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on February 14, 2022 to shareholders of record as of February 3, 2022. This is the 109th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of December 31, 2021, this represents an annualized dividend yield of approximately 5.6%.

Ronald J. Seiffert, Chairman, President and CEO, added, "Earnings were enhanced this year due to the release of credit loss reserves throughout 2021 including this quarter. These reserves had been previously built up as a result of the uncertainties created by COVID-19. We are also very pleased that non-performing and classified assets as well as our delinquencies continued to trend downward in 2021 and that our expenses remained well-contained heading into 2022. Although yields stabilized in 2021, our net interest spread and net interest margin both declined due to our current excess liquidity position."

Mr. Seiffert continued, "Our overall in-branch transaction volumes once again declined in 2021 as our customers continued to migrate towards our digital banking experience. As a result, we have decided to further optimize our branch network by consolidating 12% of our branch offices in April of 2022. This effort, coupled with other efficiency measures, generated $2.8 million in severance and restructuring costs in the fourth quarter with an additional $3.5 million expected to be recognized in the first quarter of 2022. This overall initiative is anticipated to generate approximately $8.0 million in annual operating expense savings beginning in the second quarter of 2022."

Net interest income decreased by $6.2 million, or 6.1%, to $96.7 million for the quarter ended December 31, 2021, from $102.9 million for the quarter ended December 31, 2020, due to a $10.4 million, or 9.8%, decrease in interest income on loans receivable. The decrease in interest income on loans was due to a decrease of $616.7 million, or 5.8%, in the average balance of loans in addition to a reduction in the yield on loans to 3.79% for the quarter ended December 31, 2021 from 3.97% for the same quarter last year. Partially offsetting this decrease was a decrease in interest expense on deposits of $2.4 million, or 36.0%, primarily due to a decrease in our cost of interest-bearing liabilities to 0.26% for the quarter ended December 31, 2021 from 0.38% for the quarter ended December 31, 2020 as market interest rates continued to decline over the past year. Partially offsetting the decline in deposit interest rates was growth in the average balance of interest-bearing liabilities of $266.9 million, or 2.9%. The net impact of these changes caused the Company's net interest margin to decrease to 2.89% for the quarter ended December 31, 2021 from 3.26% for the same quarter last year.

     The provision for credit losses experienced a net credit of $1.9 million for the quarter ended December 31, 2021, compared to a credit of $2.2 million for the quarter ended December 31, 2020. This credit to provision expense was primarily the result of improvements in the economic forecasts and our overall improvement in credit quality. Total classified loans decreased by $126.2 million, or 25.8%, to $363.2 million for the quarter ended December 31, 2021 from $489.3 million for the quarter ended December 31, 2020.

    Noninterest income decreased by $5.1 million, or 15.8%, to $27.0 million for the quarter ended December 31, 2021 from $32.1 million for the quarter ended December 31, 2020.  This decrease was primarily due to the decrease in mortgage banking income of $5.0 million, or 70.2%, to $2.1 million for the quarter ended December 31, 2021 from $7.1 million for the quarter ended December 31, 2020. This decrease in mortgage banking income reflects the continued impact of less favorable pricing in the secondary market. In addition, there was a decrease in insurance commission income of $2.0 million, or 100.0%. Partially offsetting these decreases was an increase in trust and brokerage income as growth in both customer accounts and market gains contributed to a $1.1 million, or 19.2%, increase over the prior year.

Noninterest expense decreased $6.6 million, or 7.1%, to $86.3 million for the quarter ended December 31, 2021, from $92.8 million for the quarter ended December 31, 2020. This decrease primarily resulted from a $4.4 million, or 61.1%, decrease in merger, asset disposition and restructuring expense to $2.8 million for the quarter ended December 31, 2021 from $7.2 million for the quarter ended December 31, 2020 due to both periods incurring expenses as part of branch optimization initiatives. In addition, other expenses decreased $2.4 million, or 63.9%, to $1.3 million for the quarter ended December 31, 2021 from $3.7 million for the quarter ended December 31, 2020 primarily due to a reduction in the unfunded loan loss reserve associated with improving credit trends for construction loans and undrawn lines of credit in the current year. Slightly offsetting this decrease was an increase in processing expenses of $1.5 million, or 11.9%, to $13.6 million for the quarter ended December 31, 2021 from $12.2 million for the quarter ended December 31, 2020 as we continue to invest in technology and infrastructure and as activity driven utilization fees for online and mobile banking and loan origination platforms have increased.

    Net income for the year ended December 31, 2021 was $154.3 million, or $1.21 per diluted share. This represents an increase of $79.5 million, or 106.2%, compared to the year ended December 31, 2020, when net income was $74.9 million, or $0.62 per diluted share. The annualized returns on average shareholders' equity and average assets for the year ended December 31, 2021 were 9.91% and 1.08% compared to 4.72% and 0.58% for the prior year. This increase in net income was the result of a decrease in provision for credit losses of $95.9 million primarily as a result of releasing reserves built up in the prior year due to the uncertainties around the impact of COVID-19. In addition, there was a $10.6 million, or 8.0%, increase in non-interest income largely due to the $25.3 million gain recognized on the sale of the insurance business in the second quarter of 2021, partially offset by a $15.5 million decrease in mortgage banking income which, as previously noted, is due to the impact of less favorable pricing in the secondary market. In addition, noninterest expense decreased $2.6 million, or 0.7%, primarily driven by acquisition and branch optimization costs in the prior year which were partially offset by MutualBank related increases in compensation as well as increased cost associated with our digital strategy rollout.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services. As of December 31, 2021, Northwest operates 162 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	December 31, 2021	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,279,259	1,090,485	736,277
Marketable securities available-for-sale (amortized cost of $1,565,002, $1,587,105 and $1,375,685, respectively)	1,548,592	1,583,715	1,398,941
Marketable securities held-to-maturity (fair value of $751,513, $609,777 and $179,666, respectively)	768,154	618,395	178,887
Total cash and cash equivalents and marketable securities	3,596,005	3,292,595	2,314,105

Residential mortgage loans held-for-sale	25,056	27,411	58,786
Residential mortgage loans	2,969,564	2,962,110	3,009,335
Home equity loans	1,319,931	1,350,348	1,467,736
Consumer loans	1,838,748	1,816,836	1,507,993
Commercial real estate loans	3,015,484	3,162,551	3,345,889
Commercial loans	847,609	879,712	1,191,110
Total loans receivable	10,016,392	10,198,968	10,580,849
Allowance for credit losses	(102,241)	(109,767)	(134,427)
Loans receivable, net	9,914,151	10,089,201	10,446,422

FHLB stock, at cost	14,184	14,567	21,748
Accrued interest receivable	25,599	26,995	35,554
Real estate owned, net	873	809	2,232
Premises and equipment, net	156,524	155,740	161,538
Bank-owned life insurance	256,213	254,871	253,951
Goodwill	380,997	380,997	382,279
Other intangible assets, net	12,836	14,041	19,936
Other assets	144,126	159,419	168,503
Total assets	$14,501,508	14,389,235	13,806,268
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,099,526	3,052,115	2,716,224
Interest-bearing demand deposits	2,940,442	2,926,351	2,755,950
Money market deposit accounts	2,629,882	2,584,424	2,437,539
Savings deposits	2,303,760	2,271,496	2,047,424
Time deposits	1,327,555	1,387,827	1,642,096
Total deposits	12,301,165	12,222,213	11,599,233

Borrowed funds	139,093	126,496	159,715
Subordinated debt	123,575	123,486	123,329
Junior subordinated debentures	129,054	128,989	128,794
Advances by borrowers for taxes and insurance	44,582	26,951	45,230
Accrued interest payable	1,804	589	2,054
Other liabilities	178,664	198,743	209,210
Total liabilities	12,917,937	12,827,467	12,267,565
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 126,612,183, 126,521,344, and 127,019,452 shares issued and outstanding, respectively	1,266	1,265	1,270
Additional paid-in capital	1,010,405	1,008,099	1,015,502
Retained earnings	609,529	604,787	555,480
Accumulated other comprehensive loss	(37,629)	(52,383)	(33,549)
Total shareholders’ equity	1,583,571	1,561,768	1,538,703
Total liabilities and shareholders’ equity	$14,501,508	14,389,235	13,806,268

Equity to assets	10.92%	10.85%	11.14%
Tangible common equity to assets*	8.43%	8.34%	8.48%
Book value per share	$12.51	12.34	12.11
Tangible book value per share*	$9.40	9.22	8.95
Closing market price per share	$14.16	13.28	12.74
Full time equivalent employees	2,332	2,404	2,421
Number of banking offices	170	170	170
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Interest income:
Loans receivable	$95,295	97,475	95,255	102,318	105,681
Mortgage-backed securities	5,743	5,840	5,680	4,200	4,551
Taxable investment securities	640	649	693	634	471
Tax-free investment securities	688	628	594	575	656
FHLB stock dividends	82	71	138	116	192
Interest-earning deposits	467	352	192	183	178
Total interest income	102,915	105,015	102,552	108,026	111,729
Interest expense:
Deposits	4,295	4,540	4,773	5,514	6,714
Borrowed funds	1,964	2,056	2,050	2,054	2,127
Total interest expense	6,259	6,596	6,823	7,568	8,841
Net interest income	96,656	98,419	95,729	100,458	102,888
Provision for credit losses	(1,909)	(4,354)	—	(5,620)	(2,230)
Net interest income after provision for credit losses	98,565	102,773	95,729	106,078	105,118
Noninterest income:
Gain/(loss) on sale of investments	(4)	(46)	(105)	(21)	75
Service charges and fees	13,500	13,199	12,744	12,394	13,074
Trust and other financial services income	6,820	7,182	7,435	6,484	5,722
Insurance commission income	—	44	1,043	2,546	2,034
Gain/(loss) on real estate owned, net	71	247	166	(42)	114
Income from bank-owned life insurance	1,343	1,332	1,639	1,736	1,330
Mortgage banking income	2,120	3,941	3,811	6,020	7,120
Gain on sale of insurance business	—	—	25,327	—	—
Other operating income	3,192	3,287	2,648	2,836	2,654
Total noninterest income	27,042	29,186	54,708	31,953	32,123
Noninterest expense:
Compensation and employee benefits	48,691	49,063	48,894	47,239	48,209
Premises and occupancy costs	7,104	7,745	7,410	8,814	7,614
Office operations	3,144	4,143	3,317	3,165	4,009
Collections expense	602	411	303	616	893
Processing expenses	13,639	13,517	15,151	13,456	12,186
Marketing expenses	2,054	2,102	2,101	1,980	1,994
Federal deposit insurance premiums	1,131	1,184	1,353	1,307	1,651
Professional services	4,513	4,295	4,231	4,582	3,599
Amortization of intangible assets	1,205	1,321	1,433	1,594	1,664
Real estate owned expense	44	94	85	75	64
Merger, asset disposition and restructuring expense	2,812	—	632	9	7,238
Other expenses	1,346	2,227	1,422	3,354	3,728
Total noninterest expense	86,285	86,102	86,332	86,191	92,849
Income before income taxes	39,322	45,857	64,105	51,840	44,392
Income tax expense	9,266	10,794	15,138	11,603	9,327
Net income	$30,056	35,063	48,967	40,237	35,065

Basic earnings per share	$0.24	0.28	0.38	0.32	0.28
Diluted earnings per share	$0.24	0.27	0.38	0.32	0.28

Annualized return on average equity	7.65%	8.86%	12.58%	10.61%	9.00%
Annualized return on average assets	0.82%	0.97%	1.37%	1.17%	1.01%
Annualized return on tangible common equity *	10.02%	11.92%	16.66%	14.31%	12.27%

Efficiency ratio **	66.51%	66.44%	67.35%	63.88%	62.18%
Annualized noninterest expense to average assets ***	2.25%	2.33%	2.35%	2.45%	2.42%
*     Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Year ended December 31,
	2021	2020
Interest income:
Loans receivable	$390,343	410,907
Mortgage-backed securities	21,463	17,416
Taxable investment securities	2,616	1,985
Tax-free investment securities	2,485	2,060
FHLB dividends	407	981
Interest-earning deposits	1,194	719
Total interest income	418,508	434,068
Interest expense:
Deposits	19,122	35,896
Borrowed funds	8,124	6,444
Total interest expense	27,246	42,340
Net interest income	391,262	391,728
Provision for credit losses	(11,883)	83,975
Net interest income after provision for credit losses	403,145	307,753
Noninterest income:
Gain/(loss) on sale of investments	(176)	236
Gain on sale of loans	—	1,302
Service charges and fees	51,837	55,613
Trust and other financial services income	27,921	20,922
Insurance commission income	3,633	9,132
Gain/(loss) on real estate owned, net	442	(106)
Income from bank-owned life insurance	6,050	5,190
Mortgage banking income	15,892	31,391
Gain on sale of insurance business	25,327	—
Other operating income	11,963	8,585
Total noninterest income	142,889	132,265
Noninterest expense:
Compensation and employee benefits	193,887	178,375
Premises and occupancy costs	31,073	30,622
Office operations	13,769	15,728
Collections expense	1,932	3,275
Processing expenses	55,763	50,050
Marketing expenses	8,237	7,695
Federal deposit insurance premiums	4,975	4,767
Professional services	17,621	12,482
Amortization of intangible assets	5,553	6,856
Real estate owned expense	298	359
Merger, asset disposition and restructuring expense	3,453	20,789
Other expenses	8,349	16,494
Total noninterest expense	344,910	347,492
Income before income taxes	201,124	92,526
Income tax expense	46,801	17,672
Net income	$154,323	74,854

Basic earnings per share	$1.22	0.62
Diluted earnings per share	$1.21	0.62

Annualized return on average equity	9.91%	4.72%
Annualized return on average assets	1.08%	0.58%
Annualized return on tangible common equity *	12.97%	6.59%

Efficiency ratio **	66.02%	61.04%
Annualized noninterest expense to average assets ***	2.35%	2.48%
*     Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Nonaccrual loans current:
Residential mortgage loans	$1,354	2,015	189	164	21
Home equity loans	1,212	1,267	170	268	154
Consumer loans	1,336	1,465	188	225	207
Commercial real estate loans	106,233	111,075	138,820	146,304	20,317
Commercial loans	6,098	17,021	17,545	6,361	16,027
Total nonaccrual loans current	$116,233	132,843	156,912	153,322	36,726
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$244	99	68	1,261	647
Home equity loans	223	328	229	340	338
Consumer loans	241	152	230	254	301
Commercial real estate loans	239	205	1,589	965	1,416
Commercial loans	53	102	406	1,538	87
Total nonaccrual loans delinquent 30 days to 59 days	$1,000	886	2,522	4,358	2,789
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,163	527	207	813	767
Home equity loans	61	142	310	417	190
Consumer loans	292	291	297	649	583
Commercial real estate loans	364	419	198	1,877	714
Commercial loans	218	170	21	7,919	48
Total nonaccrual loans delinquent 60 days to 89 days	$2,098	1,549	1,033	11,675	2,302
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$7,641	8,069	10,007	9,333	14,489
Home equity loans	4,262	4,745	6,256	7,044	8,441
Consumer loans	2,069	2,184	2,341	3,625	5,473
Commercial real estate loans	24,063	25,562	23,564	29,737	25,287
Commercial loans	1,105	1,104	4,126	4,860	7,325
Total nonaccrual loans delinquent 90 days or more	$39,140	41,664	46,294	54,599	61,015
Total nonaccrual loans	$158,471	176,942	206,761	223,954	102,832
Total nonaccrual loans	$158,471	176,942	206,761	223,954	102,832
Loans 90 days past due and still accruing	331	386	302	197	585
Nonperforming loans	158,802	177,328	207,063	224,151	103,417
Real estate owned, net	873	809	1,353	1,738	2,232
Nonperforming assets	$159,675	178,137	208,416	225,889	105,649
Nonaccrual troubled debt restructuring *	$17,216	12,858	8,951	7,390	10,704
Accruing troubled debt restructuring	13,072	13,664	18,480	20,120	21,431
Total troubled debt restructuring	$30,288	26,522	27,431	27,510	32,135

Nonperforming loans to total loans	1.59%	1.74%	2.01%	2.16%	0.98%
Nonperforming assets to total assets	1.10%	1.24%	1.46%	1.58%	0.77%
Allowance for credit losses to total loans	1.02%	1.08%	1.14%	1.20%	1.27%
Allowance for total loans excluding PPP loan balances	1.03%	1.09%	1.17%	1.24%	1.32%
Allowance for credit losses to nonperforming loans	64.38%	61.90%	56.66%	55.32%	129.99%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At December 31, 2021	Pass	Special mention*	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,978,080	—	16,540	—	—	2,994,620
Home equity loans	1,312,820	—	7,111	—	—	1,319,931
Consumer loans	1,834,478	—	4,270	—	—	1,838,748
Total Personal Banking	6,125,378	—	27,921	—	—	6,153,299
Commercial Banking:
Commercial real estate loans	2,639,676	74,123	301,685	—	—	3,015,484
Commercial loans	808,323	5,730	33,556	—	—	847,609
Total Commercial Banking	3,447,999	79,853	335,241	—	—	3,863,093
Total loans	$9,573,377	79,853	363,162	—	—	10,016,392
At September 30, 2021
Personal Banking:
Residential mortgage loans	$2,972,489	—	17,032	—	—	2,989,521
Home equity loans	1,342,479	—	7,869	—	—	1,350,348
Consumer loans	1,812,360	—	4,476	—	—	1,816,836
Total Personal Banking	6,127,328	—	29,377	—	—	6,156,705
Commercial Banking:
Commercial real estate loans	2,799,592	63,034	299,925	—	—	3,162,551
Commercial loans	813,665	10,976	55,071	—	—	879,712
Total Commercial Banking	3,613,257	74,010	354,996	—	—	4,042,263
Total loans	$9,740,585	74,010	384,373	—	—	10,198,968
At June 30, 2021
Personal Banking:
Residential mortgage loans	$2,937,418	—	17,133	—	—	2,954,551
Home equity loans	1,367,765	—	8,463	—	—	1,376,228
Consumer loans	1,741,872	—	3,359	—	—	1,745,231
Total Personal Banking	6,047,055	—	28,955	—	—	6,076,010
Commercial Banking:
Commercial real estate loans	2,781,734	73,167	360,288	—	—	3,215,189
Commercial loans	943,665	11,266	63,850	—	—	1,018,781
Total Commercial Banking	3,725,399	84,433	424,138	—	—	4,233,970
Total loans	$9,772,454	84,433	453,093	—	—	10,309,980
At March 31, 2021
Personal Banking:
Residential mortgage loans	$2,950,103	—	21,575	—	—	2,971,678
Home equity loans	1,396,757	—	10,767	—	—	1,407,524
Consumer loans	1,547,502	—	6,853	—	—	1,554,355
Total Personal Banking	5,894,362	—	39,195	—	—	5,933,557
Commercial Banking:
Commercial real estate loans	2,801,082	120,345	368,009	—	—	3,289,436
Commercial loans	1,061,884	22,623	60,540	—	—	1,145,047
Total Commercial Banking	3,862,966	142,968	428,549	—	—	4,434,483
Total loans	$9,757,328	142,968	467,744	—	—	10,368,040
At December 31, 2020
Personal Banking:
Residential mortgage loans	$3,042,544	—	25,577	—	—	3,068,121
Home equity loans	1,455,474	—	12,262	—	—	1,467,736
Consumer loans	1,499,004	—	8,989	—	—	1,507,993
Total Personal Banking	5,997,022	—	46,828	—	—	6,043,850
Commercial Banking:
Commercial real estate loans	2,852,705	108,021	385,163	—	—	3,345,889
Commercial loans	1,092,498	41,278	57,334	—	—	1,191,110
Total Commercial Banking	3,945,203	149,299	442,497	—	—	4,536,999
Total loans	$9,942,225	149,299	489,325	—	—	10,580,849
*     Includes $14.9 million, $16.7 million, $16.7 million, $26.4 million, and $31.3 million of acquired loans at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.
**     Includes $81.5 million, $110.4 million, $122.5 million, $143.2 million, and $153.2 million of acquired loans at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	December 31, 2021		*	September 30, 2021		*	June 30, 2021		*	March 31, 2021		*	December 31, 2020		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	277	$20,567	0.7%	17	$765	—%	13	$606	—%	248	$22,236	0.7%	315	$28,797	0.9%
Home equity loans	112	3,153	0.2%	101	3,351	0.2%	91	3,677	0.3%	84	3,334	0.2%	138	4,763	0.3%
Consumer loans	589	6,536	0.4%	576	6,146	0.3%	532	5,571	0.3%	535	5,732	0.4%	1,279	10,574	0.7%
Commercial real estate loans	17	17,065	0.6%	19	2,004	0.1%	13	2,857	0.1%	33	12,240	0.4%	43	10,923	0.3%
Commercial loans	12	193	—%	10	692	0.1%	15	686	0.1%	16	3,032	0.3%	37	6,405	0.5%
Total loans delinquent 30 days to 59 days	1,007	$47,514	0.5%	723	$12,958	0.1%	664	$13,397	0.1%	916	$46,574	0.4%	1,812	$61,462	0.6%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	59	$5,433	0.2%	55	$4,907	0.2%	58	$4,051	0.1%	26	$2,062	0.1%	84	$5,083	0.2%
Home equity loans	30	949	0.1%	29	1,024	0.1%	36	1,502	0.1%	31	953	0.1%	47	1,656	0.1%
Consumer loans	195	2,006	0.1%	180	1,757	0.1%	181	1,988	0.1%	169	1,868	0.1%	322	2,742	0.2%
Commercial real estate loans	5	769	—%	8	1,170	—%	9	1,335	—%	14	7,609	0.2%	11	1,615	—%
Commercial loans	10	727	0.1%	2	170	—%	2	27	—%	12	8,979	0.8%	10	864	0.1%
Total loans delinquent 60 days to 89 days	299	$9,884	0.1%	274	$9,028	0.1%	286	$8,903	0.1%	252	$21,471	0.2%	474	$11,960	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	87	$7,641	0.3%	95	$8,069	0.3%	115	$10,007	0.3%	121	$9,333	0.3%	168	$14,489	0.5%
Home equity loans	105	4,262	0.3%	119	4,745	0.4%	146	6,256	0.5%	176	7,044	0.5%	207	8,441	0.6%
Consumer loans	296	2,400	0.1%	308	2,568	0.1%	356	2,643	0.2%	454	3,822	0.2%	720	6,058	0.4%
Commercial real estate loans	52	24,063	0.8%	59	25,562	0.8%	83	23,564	0.7%	113	29,737	0.9%	119	25,287	0.8%
Commercial loans	8	1,105	0.1%	10	1,104	0.1%	18	4,126	0.4%	31	4,860	0.4%	37	7,325	0.6%
Total loans delinquent 90 days or more	548	$39,471	0.4%	591	$42,048	0.4%	718	$46,596	0.5%	895	$54,796	0.5%	1,251	$61,600	0.6%

Total loans delinquent	1,854	$96,869	1.0%	1,588	$64,034	0.6%	1,668	$68,896	0.7%	2,063	$122,841	1.2%	3,537	$135,022	1.3%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $7.3 million, $8.4 million, $10.3 million, $12.7 million, and $6.6 million at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Beginning balance	$109,767	117,330	123,997	134,427	140,209
Provision	(1,909)	(4,354)	—	(5,620)	(2,230)
Charge-offs residential mortgage	(784)	(1,263)	(770)	(855)	(407)
Charge-offs home equity	(1,299)	(1,474)	(379)	(228)	(58)
Charge-offs consumer	(2,897)	(2,148)	(2,401)	(2,603)	(2,623)
Charge-offs commercial real estate	(2,652)	(1,581)	(3,964)	(4,626)	(2,770)
Charge-offs commercial	(2,586)	(412)	(1,161)	(54)	(156)
Recoveries	4,601	3,669	2,008	3,556	2,462
Ending balance	$102,241	109,767	117,330	123,997	134,427
Net charge-offs to average loans, annualized	0.22%	0.12%	0.26%	0.19%	0.13%

	Year ended December 31,
	2021	2020
Beginning balance	$134,427	57,941
CECL adoption	—	10,792
Initial allowance on loans purchased with credit deterioration	—	8,845
Provision	(11,883)	83,975
Charge-offs residential mortgage	(3,672)	(917)
Charge-offs home equity	(3,380)	(608)
Charge-offs consumer	(10,049)	(12,658)
Charge-offs commercial real estate	(12,823)	(4,323)
Charge-offs commercial	(4,213)	(16,212)
Recoveries	13,834	7,592
Ending balance	$102,241	134,427
Net charge-offs to average loans	0.20%	0.27%

	December 31, 2021
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,783,459	6,621	211,161	752	2,994,620	7,373
Home equity loans	1,107,202	4,243	212,729	1,057	1,319,931	5,300
Consumer loans	1,692,207	16,775	146,541	1,592	1,838,748	18,367
Personal Banking Loans	5,582,868	27,639	570,431	3,401	6,153,299	31,040
Commercial real estate loans	2,523,280	48,503	492,204	9,521	3,015,484	58,024
Commercial loans	765,877	10,608	81,732	2,569	847,609	13,177
Commercial Banking Loans	3,289,157	59,111	573,936	12,090	3,863,093	71,201
Total Loans	$8,872,025	86,750	1,144,367	15,491	10,016,392	102,241

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2021			September 30, 2021			June 30, 2021			March 31, 2021			December 31, 2020
	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,977,942	25,269	3.39%	$2,959,794	25,398	3.43%	$2,935,034	25,609	3.49%	$3,007,439	26,366	3.51%	$3,089,916	27,503	3.56%
Home equity loans	1,328,553	11,750	3.51%	1,356,131	11,993	3.51%	1,380,794	12,232	3.55%	1,432,009	12,815	3.63%	1,472,527	13,535	3.66%
Consumer loans	1,756,620	15,514	3.50%	1,728,563	16,220	3.72%	1,589,739	14,555	3.67%	1,463,284	14,566	4.04%	1,444,860	15,874	4.37%
Commercial real estate loans	3,113,924	34,062	4.28%	3,205,839	35,305	4.31%	3,257,810	33,349	4.05%	3,313,892	38,471	4.64%	3,317,418	37,965	4.48%
Commercial loans	855,998	9,154	4.18%	975,603	9,096	3.65%	1,133,969	9,978	3.48%	1,189,812	10,566	3.55%	1,325,047	11,414	3.37%
Total loans receivable (a) (b) (d)	10,033,037	95,749	3.79%	10,225,930	98,012	3.80%	10,297,346	95,723	3.73%	10,406,436	102,784	4.01%	10,649,768	106,291	3.97%
Mortgage-backed securities (c)	1,894,683	5,743	1.21%	1,832,876	5,840	1.27%	1,756,227	5,680	1.29%	1,324,558	4,200	1.27%	1,166,739	4,551	1.56%
Investment securities (c) (d)	358,558	1,535	1.71%	348,619	1,466	1.68%	364,414	1,466	1.61%	331,358	1,381	1.67%	252,898	1,380	2.18%
FHLB stock, at cost	14,459	82	2.25%	21,607	71	1.31%	23,107	138	2.40%	21,811	116	2.17%	23,346	192	3.27%
Other interest-earning deposits	1,168,449	467	0.16%	905,130	352	0.15%	810,741	192	0.09%	801,119	183	0.09%	632,494	178	0.11%
Total interest-earning assets	13,469,186	103,576	3.05%	13,334,162	105,741	3.15%	13,251,835	103,199	3.12%	12,885,282	108,664	3.42%	12,725,245	112,592	3.52%
Noninterest-earning assets (e)	1,004,905			1,074,122			1,104,924			1,102,477			1,066,609
Total assets	$14,474,091			$14,408,284			$14,356,759			$13,987,759			$13,791,854
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,282,606	622	0.11%	$2,271,365	603	0.11%	$2,255,578	590	0.10%	$2,118,030	625	0.12%	$2,028,155	617	0.12%
Interest-bearing demand deposits	2,933,466	411	0.06%	2,890,905	414	0.06%	2,840,949	407	0.06%	2,783,429	429	0.06%	2,699,515	476	0.07%
Money market deposit accounts	2,618,177	656	0.10%	2,565,159	637	0.10%	2,537,629	621	0.10%	2,497,495	657	0.11%	2,426,513	960	0.16%
Time deposits	1,356,513	2,606	0.76%	1,423,041	2,886	0.80%	1,493,947	3,155	0.85%	1,583,525	3,803	0.97%	1,676,094	4,660	1.11%
Borrowed funds (f)	135,038	159	0.47%	131,199	154	0.47%	131,240	150	0.46%	143,806	154	0.43%	229,109	213	0.37%
Subordinated debt (g)	123,514	1,180	3.82%	123,513	1,277	4.10%	123,443	1,264	4.11%	123,357	1,258	4.14%	123,283	1,256	4.05%
Junior subordinated debentures	129,012	625	1.89%	128,946	625	1.90%	128,882	636	1.95%	128,817	642	1.99%	128,752	659	2.00%
Total interest-bearing liabilities	9,578,326	6,259	0.26%	9,534,128	6,596	0.27%	9,511,668	6,823	0.29%	9,378,459	7,568	0.33%	9,311,421	8,841	0.38%
Noninterest-bearing demand deposits (h)	3,093,518			3,058,819			3,036,202			2,805,206			2,675,986
Noninterest-bearing liabilities	242,620			244,402			247,930			265,667			253,966
Total liabilities	12,914,464			12,837,349			12,795,800			12,449,332			12,241,373
Shareholders’ equity	1,559,627			1,570,935			1,560,959			1,538,427			1,550,481
Total liabilities and shareholders’ equity	$14,474,091			$14,408,284			$14,356,759			$13,987,759			$13,791,854
Net interest income/Interest rate spread		97,317	2.79%		99,145	2.87%		96,376	2.84%		101,096	3.09%		103,751	3.14%
Net interest-earning assets/Net interest margin	$3,890,860		2.89%	$3,800,034		2.97%	$3,740,167		2.91%	$3,506,823		3.18%	$3,413,824		3.26%
Ratio of interest-earning assets to interest-bearing liabilities	1.41X			1.40X			1.39X			1.37X			1.37X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings, collateralized borrowings.
(g)    On September 9, 2020, the Company issued $125.0 million of 4.00% fixed-to-floating rate subordinated notes with a maturity of September 15, 2030.
(h)    Average cost of deposits were 0.14%, 0.15%, 0.16%, 0.19%, and 0.23%, respectively.
(i)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 3.77%, 3.79%, 3.71%, 3.99%, and 3.94%, respectively, Investment securities — 1.48%, 1.47%, 1.41%, 1.46%, and 1.78%, respectively, Interest-earning assets — 3.03%, 3.13%, 3.10%, 3.40%, and 3.48%, respectively. GAAP basis net interest rate spreads were 2.77%, 2.86%, 2.82%, 3.07%, and 3.11%, respectively, and GAAP basis net interest margins were 2.87%, 2.95%, 2.89%, 3.16%, and 3.23%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
     The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2021			2020
	Average balance	Interest	Avg. yield/ cost (i)	Average balance	Interest	Avg. yield/ cost (i)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,969,939	102,642	3.46%	$3,051,582	113,353	3.71%
Home equity loans	1,374,038	48,789	3.55%	1,436,632	55,875	3.89%
Consumer loans	1,635,613	60,854	3.72%	1,338,120	58,878	4.40%
Commercial real estate loans	3,222,272	141,186	4.32%	3,132,976	140,883	4.42%
Commercial loans	1,037,758	38,794	3.69%	1,145,143	44,142	3.79%
Loans receivable (a) (b) (d)	10,239,620	392,265	3.83%	10,104,453	413,131	4.09%
Mortgage-backed securities (c)	1,704,006	21,463	1.26%	889,744	17,416	1.96%
Investment securities (c) (d)	350,806	5,848	1.67%	196,071	4,841	2.47%
FHLB stock, at cost	20,229	407	2.01%	21,781	981	4.50%
Other interest-earning deposits	921,360	1,194	0.13%	520,666	719	0.14%
Total interest-earning assets	13,236,021	421,177	3.18%	11,732,715	437,088	3.73%
Noninterest-earning assets (e)	1,072,313			1,159,405
Total assets	$14,308,334			$12,892,120
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,232,454	2,440	0.11%	$1,885,517	2,640	0.14%
Interest-bearing demand deposits	2,862,677	1,660	0.06%	2,432,427	3,358	0.14%
Money market deposit accounts	2,554,975	2,570	0.10%	2,224,904	6,995	0.31%
Time deposits	1,463,522	12,452	0.85%	1,687,381	22,903	1.36%
Borrowed funds (f)	135,285	616	0.46%	346,442	3,190	0.92%
Subordinated debt (g)	123,457	4,980	4.03%	—	—	—%
Junior subordinated debentures	128,915	2,528	1.93%	126,683	3,254	2.53%
Total interest-bearing liabilities	9,501,285	27,246	0.29%	8,703,354	42,340	0.49%
Noninterest-bearing demand deposits (h)	2,999,392			2,357,725
Noninterest-bearing liabilities	250,075			246,294
Total liabilities	12,750,752			11,307,373
Shareholders’ equity	1,557,582			1,584,747
Total liabilities and shareholders’ equity	$14,308,334			$12,892,120
Net interest income/Interest rate spread		393,931	2.89%		394,748	3.24%
Net interest-earning assets/Net interest margin	$3,734,736		2.98%	$3,029,361		3.36%
Ratio of interest-earning assets to interest-bearing liabilities	1.39X			1.35X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a FTE basis.
(e)    Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    On September 9, 2020, the Company issued $125.0 million of 4.00% fixed-to-floating rate subordinated notes with a maturity of September 15, 2030.
(h)    Average cost of deposits were 0.16% and 0.34%, respectively.
(i)     Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 3.81% and 4.07%, respectively, Investment securities — 1.45% and 2.06%, respectively, Interest-earning assets — 3.16% and 3.70%, respectively. GAAP basis net interest rate spreads were 2.88% and 3.21%, respectively, and GAAP basis net interest margins were 2.96% and 3.34%, respectively.